Exhibit 99.3

                  ProAssurance Announces Executive Transitions

     BIRMINGHAM, Ala.--(BUSINESS WIRE)--March 31, 2005--ProAssurance Corporation's (NYSE: PRA) Board of Directors has named Edward L. Rand, Jr. to the position of Chief Financial Officer, effective April 1, 2004. Mr. Rand succeeds Howard H. Friedman, who retains his roles as ProAssurance's Corporate Secretary, and as Chief Underwriting Officer and Chief Actuary for the Company's professional liability segment.
     "We are very lucky to have two members of our management team who have the experience and qualifications to lead our financial operations," said ProAssurance Chairman A. Derrill Crowe, M.D. He added, "Howard Friedman has been a mainstay for us, given his in-depth knowledge of the operational, actuarial and financial aspects of our business, and has served as CFO since the formation of ProAssurance in 2001. In Ned Rand we have found someone who can step into the CFO position and build on the foundation Howard has created, while allowing Howard to concentrate on the Underwriting and Actuarial departments."
     Dr. Crowe said the moves will help strengthen ProAssurance's overall management structure. He explained, "Howard has effectively had the responsibility for both financial and underwriting operations for some time now, and this change will allow him to concentrate on further refining our underwriting process. We expect Howard to bring an actuary's eye to the creation of innovative underwriting tools, thus allowing us to realize the benefits of better risk selection and accurate actuarial information. Our excellence in this area has been a key reason for ProAssurance's success." Howard Friedman has almost 25 years experience in medical professional liability, and has been with ProAssurance and its predecessor company for the past eight years.
     Dr. Crowe noted that Ned Rand's experience in finance will be especially important to ProAssurance in the coming years. He said, "ProAssurance's financial needs are growing as fast as our Company, and our capital management strategy will become increasingly complex as we seek to enhance our balance sheet and maximize value for our stockholders."
     Dr. Crowe also said, "ProAssurance was fully compliant with Sarbanes-Oxley requirements, and we're confident that Ned will provide strong leadership that will ensure that we maintain a high level of performance."
     Rand joined ProAssurance in November, 2004 as Senior Vice President of Finance. Prior to ProAssurance he was Chief Accounting Officer and Head of Corporate Finance for PartnerRe Ltd. He is a certified public accountant and has also served as the Chief Financial Officer of Atlantic American Corporation and Controller of United Capitol Insurance Company.

     About ProAssurance

     ProAssurance is a specialty insurer with more than $3.2 billion in assets and almost $790 million in gross written premiums. As the nation's fourth largest writer of medical professional liability insurance, our principal professional liability subsidiaries, The Medical Assurance Company, Inc., ProNational Insurance Company, and Red Mountain Casualty Insurance Company, Inc., are recognized leaders in developing solutions which serve the needs of the evolving health care industry. We are the tenth largest writer of personal auto coverage in Michigan through our subsidiary, MEEMIC Insurance Company.
     A.M. Best assigns a rating of "A-" (Excellent) to ProAssurance and our principal professional liability subsidiaries and MEEMIC, Standard & Poor's assigns our principal professional liability carriers a rating of "A-" ("Strong"), and Fitch assigns a rating of "A-" to our subsidiaries The Medical Assurance Company, ProNational Insurance Company and MEEMIC Insurance Company.

     Caution Regarding Forward-Looking Statements

     This news release contains historical information as well as forward-looking statements that are based upon our estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "hopeful," "intend," "may," "optimistic," "preliminary," "project," "should," "will," and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as Forward-Looking Statements as are sections of this news release clearly identified as giving our outlook on future business. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents we file with the Securities and Exchange Commission, including Form 10K for the year ended December 31, 2003 and Form 10Q for the most recent quarter. In view of the many uncertainties inherent in the forward-looking statements made in this document, the inclusion of such information should not be taken as representation by us or any other person that our objectives or plans will be realized. We expressly disclaim any obligation to update or alter our forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.


     CONTACT: ProAssurance Corporation, Birmingham
              Frank B. O'Neil, 800-282-6242 or 205-877-4461
              foneil@ProAssurance.com